Exhibit 99.1

NorthStrive Acquisition Corp I. Announces the Separate Trading of its Class A Ordinary Shares,
Rights and Warrants, Commencing September 2, 2026

NEW YORK, NY, August 31, 2026 – NorthStrive Acquisition Corp I. (the “Company”), a newly organized special purpose acquisition company formed as a Cayman Islands exempted company, today announced that, commencing September 2, 2026, holders of its units sold in the Company’s initial public offering may elect to separately trade the Company’s Class A ordinary shares, rights and warrants included in the units. No fractional rights or warrants will be issued upon separation of the units and only whole rights and warrants will trade. The Class A ordinary shares, the rights and the warrants are expected to be traded on the Nasdaq under the symbols “NSAI,” “NSAIR,” and “NSAIW,” respectively. Those units not separated will continue to trade on the Nasdaq Stock Market under the symbol “NSAIU.”

NorthStrive Acquisition Corp I.

NorthStrive Acquisition Corp I. is a blank check company incorporated in the Cayman Islands as a Cayman Islands exempted company for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities. We have not selected any business combination target, although we intend to focus our search for a target business on companies engaged in the manufacturing sector serving high-growth demand markets, including, but not limited to, aerospace and defense, industrial technology, and critical supply chains.

Forward-Looking Statements

This press release may include, and oral statements made from time to time by representatives of the Company may include, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding possible business combinations and the financing thereof, and related matters, as well as all other statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the Securities and Exchange Commission (“SEC”). All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s initial public offering filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact: Dealflow@northstrivespac1.com